 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178834

PROSPECTUS SUPPLEMENT
(to the prospectus dated January 25, 2012)

$15,685,620 in Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, Vision-Sciences, Inc. (the “Company”) is offering up to $15,685,620 in shares of its common stock, par value $0.01 per share, to Lincoln Park Capital Fund, LLC, or LPC, under a Purchase Agreement dated April 27, 2012, or the Purchase Agreement.

The shares offered include: (i) 160,000 shares of common stock to be issued to LPC as Initial Commitment Shares, in consideration for entering into the Purchase Agreement; (ii) 599,880 shares of common stock that LPC is purchasing for gross proceeds of $1,000,000 on the date of this prospectus supplement as an initial purchase; (iii) up to $14,000,000 of shares of common stock that may be sold from time to time after the initial purchase, at the Company’s sole discretion, to LPC over the next 36 months to LPC in accordance with the Purchase Agreement; and (iv) up to 230,000 shares of common stock that we may issue to LPC on a pro rata basis, as Additional Commitment Shares, as up to a total of up to $15,000,000 of common stock (including the initial purchase of $1,000,000) is purchased by LPC under the Purchase Agreement.  In connection with LPC’s initial purchase of $1,000,000 of shares of common stock on the date of this prospectus supplement, we will issue to LPC 15,333 of the Additional Commitment Shares.  The purchase price for shares of common stock sold to LPC will be the lower of (i) the lowest sale price on the purchase date, as reported by the NASDAQ Capital Market, or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days prior to the purchase date.  We may not sell shares to LPC at a purchase price of less than $1.20 per share.

This prospectus supplement and the accompanying prospectus also cover the resale of the shares by LPC to the public.

Our common stock is quoted on the NASDAQ Capital Market under the symbol "VSCI".  On April 26, 2012, the last reported sale price for our common stock as reported on the NASDAQ Capital Market was $1.69 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $51,651,624, based on 45,399,811 total shares of outstanding common stock as of April 26, 2012, of which 27,919,797 shares were held by non-affiliates, and a per share price of $1.85 based on the closing sale price of our common stock on February 28, 2012 (the date with the highest closing price within the 60 days prior to the date of this prospectus supplement). During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not offered or sold any securities, including shares of our common stock, pursuant to General Instruction I.B.6 of Form S-3.
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Investing in our common stock involves certain risks. See "Risk Factors" beginning on page S-7 for a discussion of these risks.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus supplement is April 27, 2012.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Each time we sell securities under the accompanying base prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on December 30, 2011, and was declared effective by the SEC on January 25, 2012. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock, and arrangements with LPC. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.  You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

OUR BUSINESS

Vision-Sciences, Inc. and its subsidiaries (the “Company” – which may be referred to as “Vision-Sciences,” “we,” “us” or “our”) designs, develops, manufactures, and markets products for endoscopy - the science of using an instrument, known as an endoscope, to provide minimally invasive access to areas not readily visible to the human eye. Our products are sold throughout the world through direct sales representatives in the United States and independent distributors for the rest of the world. With respect to our urology products, we are the exclusive supplier to the Endoscopy Division of Stryker Corporation (“Stryker”).  Our largest geographic markets are the U.S. and Europe.

Machida Incorporated (“Machida”), our wholly-owned subsidiary, designs, manufactures, and sells boroscopes to a variety of users, primarily in the aircraft engine manufacturing and aircraft engine maintenance industries.  A boroscope is an instrument that uses optical fibers for the visual inspection of narrow cavities.

We were incorporated in Delaware, and are the successor to operations originally begun in 1987. We own the registered trademarks Vision Sciences®, Slide-On®, EndoSheath®, EndoWipe® and The Vision System®.  Not all of our products are approved or cleared for sale, distribution or use.

Our principal executive offices are located at 40 Ramland Road South, Orangeburg, New York 10962. Our telephone number is (845) 365-0600. Our corporate website is www.visionsciences.com.  Through a link on the Investor Relations section of our website, we make available all of our SEC filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. All filings are available free of charge. Other than SEC filings, which are expressly incorporated by reference in this document, the information contained in, or that can be accessed through our website is not part or this prospectus supplement or the accompanying prospectus.

Within our medical segment we target five main areas for our fiber and video endoscopes and our EndoSheath technology:

●	ENT (ear, nose, and throat) – We manufacture ENT endoscopes for use by ENT physicians. We manufacture our TNE (trans-nasal esophagoscopy) endoscopes and also market and sell them to ENT physicians.
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Urology – We manufacture, market, and sell our cystoscopes and EndoSheath technology to urologists and other urology-gynecology related physicians. Pursuant to our agreement dated as of September 22, 2010 with Stryker, we supply to Stryker our flexible video and fiber cystoscopes and related EndoSheath products (the “Stryker Agreement”).

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Gastroenterology (“GI”) – We manufacture, market, and sell our TNE scopes and EndoSheath technology to GI physicians, primary care physicians, and others with a GI focus as part of their practice, in addition to bariatric surgeons.

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Pulmonology – We manufacture, market, and sell our bronchoscope (an endoscope that allows detailed viewing of the lungs) and EndoSheath technology for bronchoscopy to pulmonologists, oncologists, thoracic surgeons, and other pulmonology-related physicians.

●	Spine – Pursuant to our agreement dated as of June 19, 2008, with SpineView, Inc. (“SpineView”), we supply to SpineView our flexible video surgical endoscope systems to use with SpineView’s products.

RECENT DEVELOPMENTS

Agreement with Lincoln Park Capital Fund, LLC

On April 27, 2012, we entered into a Purchase Agreement with LPC which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to LPC up to $15,000,000 of our common stock (subject to increase under certain circumstances) at our discretion as described below.  As consideration for entering into the Purchase Agreement, we agreed to issue 160,000 shares of our common stock to LPC, or the Initial Commitment Shares.

We are filing this prospectus supplement with regard to the offering of up to $15,685,620 of shares of our common stock, which consists of (i) the 160,000 Initial Commitment Shares, (ii) 599,880 shares that LPC is purchasing as an initial purchase under the Purchase Agreement for gross proceeds of $1,000,000, or the Initial Purchase, (iii) additional shares of common stock with an aggregate offering price of up to $14,000,000 which we may sell from time to time, in our sole discretion, to LPC over the next 36 months subject to the conditions and limitations in the Purchase Agreement, and (iv) up to 230,000 shares of common stock that we may issue to LPC on a pro rata basis, as Additional Commitment Shares, as up to a total of up to $15,000,000 of common stock (including the Initial Purchase of $1,000,000) is purchased by LPC under the Purchase Agreement

Under the Purchase Agreement, on any business day and as often as every two (2) business days over the 36-month term of the Purchase Agreement, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct LPC to purchase up to $150,000 worth of shares of our common stock.  We can also accelerate the amount of our shares of common stock to be purchased under certain circumstances up to $1,000,000 worth of shares if the closing sale price of our common stock equals or exceeds $5.50 on such business day, as reported by the NASDAQ Capital Market.  However, we may not direct LPC to purchase any shares if the purchase price (as calculated pursuant to the following formula) would be less than $1.20 per share.  The purchase price for the additional shares is the lower of:

  •   the lowest sale price for the common stock on the date of sale; or

  •  the arithmetic average of the three (3) lowest closing sale prices for the common stock during the twelve (12) consecutive business days prior to the date of a purchase by LPC, as such prices are reported by the NASDAQ Capital Market.

The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct LPC to purchase, as described below. We will control the timing and amount of any sales of our common stock to LPC.  We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one business day notice.  We issued 160,000 Initial Commitment Shares to LPC as consideration for entering into the Purchase Agreement and we may issue up to 230,000 Additional Commitment Shares as an additional commitment fee on a pro rata basis as LPC purchases up to $15,000,000 of our stock in our discretion.  For example, if we elect, at our sole discretion, to require LPC to purchase $150,000 of our stock, then we would issue 2,300 Additional Commitment Shares as a pro rata additional commitment fee, which is the product of $150,000, the amount we have elected to sell, divided by $15,000,000, the total amount we can sell to LPC under the Purchase Agreement, multiplied by 230,000, the maximum number of Additional Commitment Shares. The Additional Commitment Shares will only be issued pursuant to this formula if, as and when we elect to sell our common stock to LPC.  LPC may not assign or transfer its rights or obligations under the Purchase Agreement.

The Purchase Agreement limits our sales of shares of common stock to LPC to the lesser of: (a) the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable rules of the NASDAQ Capital Market (approximately 9,075,422 shares, or 19.99% of our total outstanding common stock) or obtaining stockholder approval under such rules, and (b) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions (approximately $17.1 million of shares) (such lesser number of shares is referred to as the Maximum Share Cap).

 The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (currently, approximately 4,535,440 shares), as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

The number of shares ultimately offered for sale by LPC depends on the number of shares purchased by LPC under the Purchase Agreement.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the offering, see the “The Transaction With Lincoln Park Capital” section in this prospectus supplement.

Securities We Are Offering	●
160,000 shares of our common stock to be issued to LPC on the date of this prospectus supplement, as consideration for its commitment to purchase our common stock, referred to as the Initial Commitment Shares;

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599,880 shares of our common stock, to be sold to LPC on the date of this prospectus supplement at a price per share of $1.667 for an aggregate amount of $1,000,000, referred to as the Initial Purchase; and

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up to $14,000,000 of our common stock (subject to increase under certain circumstances), which may be sold to LPC, from time to time and at our discretion, subject to certain limitations, over a 36-month period commencing on the date of this prospectus supplement, at a purchase price of the lower of (i) the lowest sale price for our common stock on the purchase date of such shares or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days prior to the purchase date of such shares; provided that in no event will such shares be sold to LPC at a price of less than $1.20 per share.

Common Stock Outstanding Immediately Before This Offering	45,399,811 shares.

Use of Proceeds	General corporate purposes. For more information, see “Use of Proceeds.”
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol	VSCI

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

The number of shares of our common stock outstanding as of April 26, 2012, which was 45,399,811, excludes:
●	1,880,620shares of our common stock issuable upon exercise of warrants outstanding on April 26, 2012, all of which are exercisable at prices ranging from $1.375 to $2.034 per share;
●	6,014,226 shares of our common stock issuable upon exercise of options outstanding as of April 26, 2012, of which approximately 3,638,601 shares are exercisable; and
●	1,900,219 shares of our common stock available for future grants under our stock option plan as of April 26, 2012.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.  Our most significant risks and uncertainties are described below; however, they are not the only risks we face. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline.  As a result you could lose some or all of any investment you may have made or may make in our common stock.

Risks Related to this Offering and our Common Stock

We have a history of operating losses, we may not achieve or maintain profitability in the future, and we will require additional financing, which may not be available on acceptable terms or at all

We have incurred substantial operating losses since our inception and there can be no assurance that we will achieve a profitable level of operations in the future. We anticipate negative cash flows during fiscal 2012 and fiscal 2013, because of continued investment in a direct sales force for the U.S. market, spending for research and development, increasing our global network of distributors, spending for marketing, general business operations and capital expenditures. As of December 31, 2011, we had cash and cash equivalents totaling approximately $3.0 million. Subsequent to December 2011, we drew down the remaining $2 million under the revolving loan agreement with the Chairman of our Board of Directors, Lewis C. Pell.  We expect that our cash at December 31, 2011, the $2 million drawn down under the revolving loan agreement, the initial $1 million received from the initial purchase by LPC under the Purchase Agreement, together with up to an additional $14 million available from LPC pursuant to the Purchase Agreement, should be sufficient to fund our operations at least for the next 12 months.   However, if our performance expectations fall short (including  generating expected sales from Stryker and SpineView) or our expenses exceed expectation, we will need to either secure additional financing or reduce expenses or a combination thereof. Our failure to do so would have a material adverse impact on our prospects and financial condition. There can be no assurance that any contemplated external financing will be available on terms acceptable to us, if at all.

There can be no assurance that we will be able to receive any or all of the additional $14 million from LPC because the Purchase Agreement contains limitations, restrictions, requirements, events of default and other provisions that could limit our ability to cause LPC to buy common stock from us.  The extent we seek to rely on LPC as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources.  If obtaining sufficient funding from LPC were to prove unavailable or prohibitively dilutive and if we are unable to sell enough of our products to earn sufficient revenue, we will need to secure another source of funding in order to satisfy our working capital needs.  Even if we sell all $15,000,000 under the Purchase Agreement to LPC, we may still need additional capital to fully implement our business, operating and development plans.  Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

The sale or issuance of our common stock to LPC will dilute our existing shareholders, and the sale of the shares of common stock acquired by LPC, or the perception that such sales may occur, could cause the price of our common stock to fall

This prospectus supplement relates to up to $15,685,620 of our common stock that we may sell to LPC pursuant to the terms of the Purchase Agreement.  We can elect to direct LPC to make purchases in our sole discretion.  Sales of our common stock, if any, to LPC will depend upon market conditions, our cash needs and other factors to be determined by us. Therefore, other than the Initial Purchase of $1,000,000 of our common stock upon the commencement of this offering, LPC may ultimately purchase all, some or none of the shares of our common stock offered pursuant to this prospectus supplement.  The purchase price for the common stock to be sold to LPC pursuant to the Purchase Agreement will fluctuate based on the price of our common stock.   After LPC has acquired such shares, LPC may sell all, some or none of such shares in the market or in other transactions.  The number of shares ultimately offered for sale by LPC depends on the number of shares we direct LPC to purchase under the Purchase Agreement.  Depending upon market liquidity at the time, a sale of shares by us to LPC pursuant to the Purchase Agreement or the resale of shares by LPC at any given time could cause the trading price of our common stock to decline.  Sales to LPC by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Our stock price is volatile, and you may not be able to sell your shares for a profit

The trading price of our common stock is volatile. Our common stock price could be subject to fluctuations in response to a number of factors, including:

•	actual or anticipated variations in operating results;
•	conditions or trends in the medical device market;
•	announcements by us or our competitors of significant customer wins or losses, gains or losses of distributors;
•	technological innovations, new products or services;
•	addition or departures of key personnel;
•	sales of a large number of shares of our common stock;
•	adverse litigation;
•	unfavorable legislative or regulatory decisions;
•	variations in interest rates;
•	general market conditions;
•	availability of components on acceptable terms;
•	availability of distributor arrangements on favorable terms; and
•	any of the other factors described in “Risk Factors”.

In addition, the stock market in general, the NASDAQ Capital Market, and the market for shares of novel technology and medical device companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of  life science companies have been unusually volatile in recent years, and such volatility may continue for the foreseeable future. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In addition, this volatility could adversely affect an investor’s ability to sell shares of our common stock and the available price for such shares, at any given time.

In the past, companies that have experienced volatility in the market price of their stock have been the target of securities class action litigation. We may become the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management attention, which could seriously harm our business.

Our common stock may be thinly traded, so you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock is thinly traded, meaning there has been a low volume of buyers and sellers of the shares. Although we continue to undertake efforts to develop our market recognition and support for our shares of common stock in the public market, the price and volume for our common stock cannot be assured. The number of persons interested in purchasing our common stock at or near “ask” prices at any given time, may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we capture the attention of these persons, they may be risk-averse and would be reluctant to follow a company such as ours or purchase or recommend the purchase of our shares until such time as our share price and volume becomes more viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer with a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

We may not be able to maintain our NASDAQ listing

In order to maintain our listing on the NASDAQ Capital Market, we will need to continue to meet certain listing standards that include maintaining minimum thresholds of stockholders’ equity, market value of our listed or publicly held securities, number of publicly held shares, bid price for our common stock, number of stockholders, number of market makers, and our net income.  If our stock does not satisfy the NASDAQ minimum closing bid price requirement of $1 for a period of 30 consecutive business days, subject to any grace or cure period and subject to any additional NASDAQ suspension of this requirement, we may not continue to comply with NASDAQ market listing requirements.  In addition, certain of our corporate governance policies are required to comply with standards determined, and amended from time to time, by the NASDAQ Stock Market.  If we no longer satisfy applicable NASDAQ listing requirements, trading of our shares may be limited to OTC Bulletin Board.  This may result in a decline in the trading price of our common stock and further limit our trading volume because many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending OTC Bulletin Board stocks because they are considered speculative, volatile, and thinly traded.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Risks Related to Our Business and Industry

Our risk related to the supply agreement with Stryker

Under our agreement with Stryker, we supply to Stryker our flexible video and fiber cystoscopes and related EndoSheath products for a term of three years after the launch of these products, which occurred in April 2011. We will also supply Stryker with flexible ureteroscopes upon launch of this product line, expected to occur during calendar 2012. Stryker initially has the exclusive rights to distribute these products in North and Latin America, South America, China and Japan, and 12 months post-launch, throughout the rest of the world, although we have negotiated with Stryker to delay the rest of world launch until at least December 2012. There can be no assurance of the quantity of products Stryker will purchase from us or whether Stryker will succeed in marketing and selling these products. If they do not purchase products from us or are unsuccessful in marketing or selling these products, we will not be able to distribute those products to others and could generate little or no revenue from the Stryker agreement. In the first nine months of fiscal 2012, we recorded $3.5 million in revenue from Stryker, and, as of December 31, 2011, advances from customers related to Stryker was $0.9 million. Stryker agreed to pay us a prepayment of $5 million, of which we received $2.5 million at signing in September 2010 and the balance in March 2011. There is no required minimum purchase amount which Stryker is required to buy from us. Although we expect that they will order sufficient quantities of products to fully utilize these prepayments, if they do not do so by the end of the term, we would be required to return any unused amount which they prepaid to us.  If we are required to refund any amounts paid to us, it will have a material adverse effect on our liquidity, ability to fund working capital and our financial condition. There can be no assurance that we will have available funds to do so.

Failure to obtain sourcing of critical components on acceptable terms will have a material adverse effect on our results of operations and financial condition

In our medical and industrial segments, certain components for our fiberscopes and videoscopes are generally only available from one source with which we do not have a short- or long-term agreement for purchases. Our inability to provide such parts could have a material and adverse effect on our financial condition and results of operations.

In addition, the success of our videoscope sales will depend in part on our ability to manufacture these videoscopes in sufficient quantities and with sufficient quality to meet customer demand. We do not have fixed long term supply agreements with our suppliers for our videoscopes. The failure or inability of one of these key suppliers to meet our production and quality needs on terms that are acceptable to us, if at all, could have a material adverse effect on the sales of our videoscopes, their acceptance into the marketplace and our long-term prospects.

During fiscal 2012, we released our second generation 5000 Series video processor and during fiscal 2013 we plan to release a new generation 7000 Series video processor,  both of which will augment our 5000 Series processor product line. Development and manufacturing of these products is being done in conjunction with subcontractors.  If we cannot complete the development and  manufacturing by our subcontractors in a timely manner, this would materially adversely affect the supply of video processors for our existing and planned videoscope products.

In the industrial segment, borescopes are assembled using components and subassemblies purchased from independent vendors. While most components and subassemblies are currently available from more than one supplier, certain critical components are currently purchased only from limited key suppliers with which we do not have long or short term contracts.  Our failure to obtain a sufficient quantity of such components on favorable terms could materially adversely affect our business.

If we fail to effectively manage our sales force or our distribution network, our business, prospects and brand may be materially and adversely affected

We sell our products through a combination of a direct sales force and independent distributors.   We have limited experience in managing a direct sales force and we cannot assure you that we will be able to build and grow an effective direct sales force or successfully develop our relationships with third-party, outside distributors. The expansion of our sales force and distribution network is requiring an investment of financial resources and management efforts, and the benefits, if any, which we gain from such expansion, may not be sufficient to generate an adequate return on our investment. If we fail to build an effective direct sales force or successfully develop our relationships with distributors, our sales could fail to grow or could even decline and this would have a material adverse impact on our business and financial condition.

We have a limited ability to manage the activities of our third-party outside distributors who are independent from us. Our distributors could take one or more of the following actions, any of which could have a material adverse effect on our business, prospects and brand:

•	sell products that compete with our products in breach of their non-competition agreements with us;
•	fail to adequately promote our products; or
•	fail to provide proper service to our end-users.

Failure to adequately manage our distribution network, or the non-compliance of this network with their obligations under agreements with us could harm our corporate image among end users of our products and disrupt our sales, resulting in a failure to meet our sales goals. Foreign governments have increased their anti-bribery efforts in the healthcare sector to reduce improper payments received by hospital administrators and doctors in connection with the purchase of pharmaceutical products and medical devices. To our knowledge, none of our distributors engages in corrupt practices. However, our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products which would adversely affect our corporate image and business.

Our risk related to the supply and development agreement with SpineView

Pursuant to our agreement with SpineView, we developed and supply  a surgical endoscope system to SpineView.  During the first nine months of fiscal 2012 we recorded revenue of $0.6 million from SpineView related to shipment of product to SpineView for non-clinical (non-human) use.  We expect that during fiscal 2013 we will begin shipping the system to SpineView for clinical use. There can be no assurance that SpineView will obtain 510(k) clearance from the FDA for the system in the expected time frame, or at all, and, as a result, sales to SpineView may be materially adversely affected.

Our failure to effectively expand our marketing efforts may materially and adversely affect our business, prospects and brand

Our marketing efforts span four broad medical markets: ENT, urology, GI (TNE) and pulmonology. We cannot assure you that we will be able to build our brand effectively to our end users in each of the markets that we serve. If we do not succeed, our sales could fail to grow or could even decline, and our ability to grow our business could be adversely affected. The expansion of our marketing efforts will require an investment of financial resources and management efforts, and the benefits, if any, which we gain from such expansion, may not be sufficient to generate an adequate return on our investment.

We expect gross margins to vary over time, and our level of product gross margins may not be sustainable

Our level of product gross margins may not be sustainable and may continue to be adversely affected by numerous factors, including:

•	introduction of new products, including the introduction of our 7000 Series videoscopes and video processors;
•	our ability to reduce supply and production costs;
•	increases in material or labor costs;
•	changes in shipment volume;
•	loss of cost savings due to changes in component pricing, including the affect of foreign exchange rates for components purchased overseas;
•	changes in distribution channels;
•	increased warranty costs; and
•	the uncertainty of the timing and amounts for recognizing our specified margin of Stryker’s gross profit after Stryker sells the products to their end customers.

Our costs could substantially increase if we experience a significant number of warranty claims or recall events

We provide 12-month product warranties against technical defects of our fiberscopes and videoscopes, and we offer a lifetime warranty for the LED light source on our videoscopes. Our product warranty requires us to repair defects arising from product design and production processes, and if necessary, replace defective components. Historically, we have received a limited number of warranty claims for our fiberscopes. The costs associated with our warranty claims have historically been relatively low. Thus, we generally do not accrue a significant liability contingency for potential warranty claims.

As of December 31, 2011, our warranty reserve was at $0.2 million, reflecting our expected future liability from warranty claims, based on our historical warranty claims.

We believe that by using the historical data of our fiberscope and videoscope product line, our current warranty reserve is reasonable, and we believe that the fiberscope and videoscope historical data represents a reasonable basis for the warranty reserve. We monitor the warranty data of our fiberscope and videoscope product lines on a quarterly basis, and update our warranty reserves accordingly.

If we experience an increase in warranty claims, or if our repair and replacement costs associated with warranty claims increase significantly, we will begin to incur liabilities for potential warranty claims after the sale of our products at levels that we have not previously incurred or anticipated. An increase in the frequency of warranty claims or amount of warranty costs may harm our reputation and could have a material adverse effect on our financial condition and results of operations as could product efficacy or safety concerns, whether or not based on scientific evidence, resulting in product withdrawals, recalls, regulatory action on the part of the FDA (or international counterparts) or declining sales.

We may not succeed in sustaining a market for our videoscopes

Going forward, the long-term success of our videoscope system depends on several factors, including:

•	our ability to successfully promote product awareness of our videoscopes;
•	our ability to manufacture products in a timely and cost effective fashion on acceptable terms;
•	competitive pricing of our videoscopes and add-on components;
•	our ability to develop new applications to expand our family of videoscopes;
•	hiring and growing an effective direct sales force in the U.S.;

•	selecting and managing effective distributors internationally;
•	Stryker’s ability to sell our videoscopes to its end customers;
•	obtaining additional regulatory approvals or clearances for new components or systems in a timely manner;
•	the relative costs and reimbursement profile, and benefits of procedures using our videoscope system as compared to other procedures; and
•	the financial or other benefits gained by doctors that use our videoscopes with our EndoSheath disposables.

Existing videoscope technology is a well-established method for obtaining clinical diagnoses. As a result, our videoscopes are competing in a market in which there are already several established industry players. We cannot assure you that we will be able to successfully market or sell our videoscopes in the future. We also cannot assure you that our videoscopes or any future enhancements to our videoscopes will generate adequate revenue to offset our investments and costs in acquiring, developing or marketing our videoscopes. If there is insufficient demand for our videoscopes, our business, financial condition and results of operations would be materially adversely affected. In addition, any announcement of new products, services or enhancements by us or our competitors may cause our customers to cancel or postpone purchasing decisions for our existing products in anticipation of these new products, services or enhancements.

The effects of the ongoing global economic slowdown may impact our business, operating results or financial condition

The ongoing global economic slowdown has caused a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, and extreme volatility in credit, equity and fixed income markets. These macroeconomic developments could negatively affect our business, operating results or financial condition in a number of ways.

For example, current or potential customers may be unable to fund endoscope and EndoSheath disposable purchases, which could cause them to delay, decrease or cancel purchases of our products and services, or to not pay us or to delay paying us for previously purchased products. As a result, we may require more customers to purchase our products and services on a cash basis. In addition, any material adverse condition occurring with a supplier or distributor, including Stryker, would have a material adverse affect on our business.

Rapid growth and a rapidly changing operating environment may strain our limited resources

Our growth strategy includes our efforts to increase our sales and marketing efforts to build our revenues and brand, develop new products, and increase market penetration of our videoscopes. This growth strategy requires significant capital resources, and we may not generate an adequate return on our investment. Our growth may involve the acquisition of new technologies, businesses, products or services, or the creation of strategic alliances. This could require our management to develop expertise in new areas, manage new business relationships and attract new types of customers. We may also experience difficulties integrating these acquired businesses, products or services into our existing business and operations. The success of our growth strategy also depends in part on our ability to utilize our financial, operational and management resources and to attract, train, motivate and manage an increasing number of employees. The success of our growth strategy depends on a number of internal and external factors, such as:

•	the growth of our addressable market for medical devices and supplies;
•	availability of capital;
•	reimbursement by third-party payors to physicians;
•	ability to maintain patents;
•	the effectiveness of our direct sales force in the U.S.;

•	our ability to simultaneously develop and enhance a new line of fiber-based scopes and expand our videoscope family;
•	increase customer awareness and acceptance of our products;
•	continued enhancement of our research and development capabilities;
•	competition from other manufacturers of similar devices; and
•	competition from other companies that offer these products.

We may not be able to implement our growth strategy successfully or manage our expansion effectively. Further, as we ramp up our manufacturing operations to accommodate our planned growth, we may encounter difficulties associated with increasing production scale, including shortages of qualified personnel to operate our equipment, assemble our products or manage manufacturing operations, as well as shortages of key raw materials or components for our products. In addition, we may also experience difficulties in producing sufficient quantities of products or in achieving desired product quality. If we are unable to successfully operate and manage our manufacturing operations to meet our needs, we may not be able to provide our customers with the quantity or quality of products they require in a timely manner. Any loss of customers may result in reduced product sale revenues and could have a material adverse effect on our business.

Our inability to continue to hire and retain key employees could have a negative impact on our future operating results

Our success depends on the services of our senior management team and other key employees in our research and development, manufacturing, operations, accounting and sales and marketing departments. If we are unable to recruit, hire, develop and retain a talented, competitive work force, we may not be able to meet our strategic business objectives.

Our products and manufacturing practices are subject to regulation by the FDA and by other state and foreign regulatory agencies

Our products are medical devices and therefore subject to extensive regulation in the U.S. and in the foreign countries where we do business.  There can be no assurance that the required regulatory clearances will be obtained, and those obtained may include significant limitations on the uses of the product in question. In addition, changes in existing regulations or the adoption of new regulations could make regulatory compliance by us more difficult in the future. The failure to obtain required regulatory clearances or to comply with applicable regulations may result in fines, delays, suspensions of clearances, seizures, recalls of products, operating restrictions or criminal prosecutions, and could have a material adverse effect on our operations.

Reimbursement from third-party healthcare payors is uncertain because of factors beyond our control, and changes in third-party healthcare payors’ policies could adversely affect our sales growth

In the U.S. and other foreign countries, government-funded or private insurance programs, or third-party payors, pay a significant portion of the cost of a patient’s medical expenses. There is no uniform policy of reimbursement among all these payers. We believe that reimbursement is an important factor to the success of our product sales.

All U.S. and foreign third-party reimbursement programs, whether government funded or commercially insured, are developing increasingly sophisticated methods of controlling healthcare costs through prospective reimbursement and capitation programs, group purchasing, redesign of benefits, careful review of bills, and exploring more cost-effective methods of delivering healthcare. These types of programs can potentially limit the amount which healthcare providers may be willing to pay for our products.

There can be no assurance that third-party reimbursement will continue to be available for procedures performed with our products. In addition, reimbursement standards and rates may change. We believe that the failure of users of our products to obtain adequate reimbursement from third-party payors has had a materially adverse effect on our sales, as there is no separate reimbursement code for our EndoSheath disposable.

Competition in our industry is intense, and many of our competitors have greater resources than we do

The flexible endoscopes and related products we currently sell and develop face competition primarily from medical products companies such as Olympus, Pentax, and Karl Storz. In addition, any company that is able to significantly redesign conventional flexible endoscopes to simplify the cleaning process, or significantly improve the current methods of cleaning flexible endoscopes, would provide competition for our products.

The principal competitors for our industrial products are Olympus, General Electric-Inspection Technologies, and Karl Storz Industrial. Many of our competitors and potential competitors have far greater financial resources, research and development personnel, and manufacturing and marketing capabilities than we have. Our competitors could utilize their greater financial resources to acquire other companies to gain enhanced name recognition and market share, as well as to acquire new technologies or products that could effectively compete with our product lines. In addition, it is possible that other large healthcare companies may enter the flexible endoscope market in the future.

Our ability to compete effectively depends upon our ability to distinguish our brand and our products from our competitors and their products. Factors affecting our competitive position include:

•	ability to sell products tailored to meet the applications needs of customers and patients;
•	sales, marketing, and distribution capabilities;
•	product performance and design;
•	quality of customer support;
•	product pricing;
•	product safety;
•	success and timing of new product development and introductions; and
•	intellectual property protection.

New product development in the medical device and supply industry is costly and labor intensive and has a very low rate of successful commercialization

Our success will depend in part on our ability to enhance our existing products and technologies and to develop and acquire new products. The development process for medical technology is complex and uncertain, as well as time consuming and costly. Product development requires the accurate assessment of technological and market trends as well as precise technological execution. We cannot assure you that (i) our product or technology development will be successfully completed; (ii) necessary regulatory clearances or approvals will be granted by the FDA or other regulatory bodies as required on a timely basis, or at all; or (iii) any product or technology we develop can be commercialized or will achieve market acceptance.

We may also be unable to locate suitable products or technologies to acquire or acquire such products or technologies on commercially reasonable terms. Failure to develop or acquire, obtain necessary regulatory clearances or approvals for, or successfully commercialize or market potential new products or technologies could have a material adverse effect on our financial condition and results of operations.

If we do not continue to develop and commercialize new products and identify new markets for our products and technologies we may not remain competitive, and our revenues and operating results could suffer

Our industry is subject to continuous technological development and product innovation. If we do not continue to innovate in developing new products and applications, our competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications. Accordingly, our success depends in part on developing new and innovative applications of our technology and identifying new markets for and applications of existing products and technology. While we have reduced our research and development expenditures in an effort to focus our resources on selling and marketing our existing lines of products, if we are unable to develop and commercialize new products and identify new markets for our products and technology, our products and technology could become obsolete and our revenues and operating results could be adversely affected.

We have spent a significant amount of time and resources on research and development projects, in an effort to develop and validate new and innovative products. We believe that these projects will result in the manufacturing of new products and will create additional future sales. However, factors including development delays, regulatory delays, safety concerns or patent disputes could slow down the introduction or marketing of new products. Additionally, unanticipated issues may arise in connection with current and future clinical studies which could delay or terminate a product’s development prior to regulatory approval. We may also experience an unfavorable impact on our operating results if we are unable to capitalize on those efforts by attaining the proper FDA approval or other foreign regulatory approvals or to successfully market new products, including the new family of videoscope products or other flexible endoscope products.

Product quality problems could lead to reduced revenue, gross margins and net income

We produce highly complex videoscope products that incorporate leading-edge technology, including hardware and software. Software typically contains bugs that can unexpectedly interfere with operations. There can be no guarantee that our quality assurance testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the past, we have had to replace certain components and provide remediation in response to the discovery of defects or bugs in products that we had shipped. There can be no assurance that such a remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs or product reengineering expenses, any of which could have a material impact on our revenue, margins, and net income.

Product liability suits against us may result in expensive and time consuming litigation, payment of substantial damages, and an increase in our insurance rates

The development, manufacture, and sale of our products involve a significant risk of product liability claims. We maintain product liability insurance and believe that our level of coverage is adequate, given our business, products, past sales levels, our anticipated sales levels for fiscal 2013 and our claims experience. We evaluate annually the adequacy of the coverage of all our insurance policies and adjust our coverage accordingly. There can be no assurance that product liability insurance will continue to be available to us on acceptable terms, or that product liability claims in excess of our insurance coverage, if any, will not be successfully asserted against us in the future.

We sell our products in numerous international markets

Our operating results may suffer if we are unable to manage our international sales and marketing activities effectively. We sell some of our products in foreign countries, and we therefore are subject to risks associated with having international sales, such as:

•	foreign certification and regulatory requirements;
•	maintenance of agreements with competent distributors;
•	import and export controls;
•	currency exchange fluctuation; and
•	political and economic instability.

Sales to customers outside of the U.S. were approximately $3.6 million and $2.9 million for fiscal years 2011 and 2010, respectively, representing 33% and 27% of net sales, respectively.

Our operating results could be negatively impacted by economic, political or other developments in countries in which we do business

Our business requires us to move some goods across international borders. Any events that interfere with, or increase the costs of, the transfer of goods across international borders could have a material adverse effect on our business.

We transport some of our goods across international borders, primarily those of the U.S., Canada, Europe, Japan, and Israel. Since September 11, 2001, there has been more intense scrutiny of goods that are transported across international borders. As a result, we may face delays, and increase in costs due to such delays in delivering goods to our customers. Any events that interfere with, or increase the costs of the transfer of goods across international borders could have a material adverse effect on our business.

Conditions in Israel affect our operations and may limit our ability to produce and sell our products

Currently we use subcontractors in Israel to develop and produce some of our components and parts, the most material of which is Applitec Ltd., for parts of our videoscopes and video processors.  Political, economic and military conditions in Israel have a direct influence on us because we use several subcontractors in Israel to develop and produce some of our products. Our operations could be adversely affected by current hostilities involving Israel and the Hamas, a U.S. State Department-designated foreign terrorist organization. The interruption or curtailment of trade between Israel and its trading partners, or a significant downturn in the economic or financial condition of Israel, may adversely affect the flow of vital components from our Israeli subcontractors to us.  We cannot assure you that any hostilities related to Israel will not have a material adverse effect on our business or on our share price.

In addition, because some of the components of our manufacturing and research and development subcontractors are located in Israel, we could experience disruption of our manufacturing, and research and development activities due to terrorist attacks or other hostilities. If our business activities would be disrupted, our revenues would be severely impacted. Our business interruption insurance may not adequately compensate us for losses that may occur, and any losses or damages sustained by us could have a material adverse effect on our business.

Currency exchange rate fluctuations could adversely affect our operating results

Because some of our business includes international business transactions, costs and prices of our products or components in overseas countries are affected by foreign exchange rate changes. As a result, foreign exchange rate fluctuations may adversely affect our business, operating results and financial condition.

Currently, we do not enter into foreign exchange forward contracts and we do not hedge anticipated foreign currency cash flows.

We are exposed to credit risk of some of our customers

Most of our sales are on an open credit basis, with typical payment terms of 30 days in the U.S. and, because of local customs or conditions, longer in some markets outside the U.S. We monitor individual customer payment capability in granting such open credit arrangements, seek to limit such open credit to amounts we believe the customers can pay, and maintain reserves we believe are adequate to cover exposure for doubtful accounts. Beyond our open credit arrangements, we have also experienced demands for customer financing and facilitation of leasing arrangements, which we refer to leasing companies unrelated to us.

Our exposure to the credit risks may increase due to the current economic slowdown. Although we have programs in place that are designed to monitor and mitigate the associated risk, there can be no assurance that such programs will be effective in reducing our credit risks. Future credit losses, if incurred, could harm our business and have a material adverse effect on our operating results and financial condition. We maintain estimated accruals and allowances for our business terms. However, distributors tend to have more limited financial resources than other resellers and end-user customers and therefore represent potential sources of increased credit risk because they may be more likely to lack the reserve resources to meet payment obligations.

We may not be able to protect our intellectual property rights or technology effectively

Our success depends in part on our ability to maintain patent protection for our products, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that our pending patent applications will result in patents being issued, or that our competitors will not circumvent, or challenge the validity of, any patents issued to us. There can be no assurance that measures taken by us to protect our proprietary information will prevent the unauthorized disclosure or use of this information or that others will not be able to independently develop such information. In addition, in the event that another party infringes our patent rights or other proprietary rights, the enforcement of such rights is at our option and can be a lengthy and costly process, with no guarantee of success. Moreover, there can be no assurance that claims alleging infringement by us of other’s proprietary rights will not be brought against us in the future or that any such claims will not be successful. If we are unable to maintain the proprietary nature of our technologies, our ability to market or be competitive with respect to some or all of our products may be affected, which could reduce our sales and affect our ability to become profitable.

There can be no assurance that our pending patent applications will result in patents being issued or that our competitors will not circumvent, or challenge the validity of, any patents issued to us. In addition, in the event that another party infringes our patent rights, the enforcement of such rights is at our option and can be a lengthy and costly process, with no guarantee of success.

Some of the technology used in, and that may be important to, our products is not covered by any patent or patent application. We seek to maintain the confidentiality of our proprietary technology by requiring our employees to sign confidentiality agreements, and by limiting access by outside parties to such confidential information. However, there can be no assurance that these measures will prevent the unauthorized disclosure or use of this information, or that others will not be able to independently develop such information. Moreover, as is the case with our patent rights, the enforcement of our trade secret rights can be lengthy and costly, with no guarantee of success.

We may attempt to acquire new products or technologies, and if we are unable to successfully complete these acquisitions or to integrate acquired businesses, products, technologies or employees, we may fail to realize expected benefits or harm our existing business

Our success will depend, in part, on our ability to expand our product offerings and grow our business in response to changing technologies, customer demands and competitive pressures. In some circumstances, we may determine to do so through the acquisition of complementary businesses, products or technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time consuming and costly, and we may not be able to successfully complete identified acquisitions. Furthermore, even if we successfully complete an acquisition, we may not be able to successfully integrate newly acquired organizations, products or technologies into our operations, and the process of integration could be expensive, time consuming and may strain our resources. Consequently, we may not achieve anticipated benefits of the acquisitions, which could harm our existing business. In addition, future acquisitions could result in potentially dilutive issuances of equity securities or the incurrence of debt, contingent liabilities or expenses, or other charges such as in-process research and development, any of which could harm our business and affect our financial results or cause a reduction in the price of our common stock.

Our industrial segment’s financial performance is substantially dependent on the conditions of the commercial aviation industry

The results of our industrial segment, which generated approximately 17% of our net sales in the first nine months of fiscal 2012, are influenced by a number of external factors including the economic conditions, and are directly tied to the economic conditions in the commercial aviation and defense industries, which are cyclical in nature, and airlines’ financial performance can also be influenced by production and utilization of transport equipment.

The challenging operating environment currently faced by commercial airlines is expected to continue. As a result, capital spending by commercial airlines and aircraft manufacturers may be influenced by a wide variety of factors, including current and predicted traffic levels, load factors, aircraft fuel pricing, labor issues, worldwide airline profits, airline consolidation, airline insolvencies, competition, the retirement of older aircraft, regulatory changes, terrorism and related safety concerns, general economic conditions, corporate profitability, and backlog levels, all of which could reduce  the demand for air travel and the aftermarket sales and margins of our aerospace businesses. Future terrorist actions or pandemic health issues could dramatically reduce both the demand for air travel and our aerospace businesses aftermarket sales and margins. A reduction in capital spending in the commercial aviation or defense industries could have a significant effect on the demand for our products, which could have an adverse effect on our financial performance or results of operations.

Our officers and directors have the ability to exercise significant control over the Company

Our officers and directors own an aggregate of approximately 39% of the outstanding common stock of the Company. As a result, our directors and officers exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company or forcing management to change its operating strategies, which may be to the benefit of management but not in the interest of the stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements include statements regarding, among other things, (a) our growth strategies, (b) anticipated trends in our industry, (c) our future financing plans, and (d) our anticipated needs for working capital.  These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation By Reference” in this prospectus supplement and the accompanying prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered pursuant to this prospectus will be up to approximately $13,500,000 over an approximately 36-month period, assuming that we sell all of the shares offered under this prospectus supplement and taking into account:  (i) the aggregate deemed dollar value of $685,620 for the 160,000 Initial Commitment Shares and the 230,000 Additional Commitment Shares issued to LPC as consideration for its commitment to purchase the other shares of our common stock offered pursuant to this prospectus supplement, for which we will receive no cash proceeds (deemed dollar value of $1.758 per Commitment Share is the average of the closing sale prices of our common stock for the 20 consecutive business days prior to March 23, 2012, the date on which we executed a term sheet with LPC for this offering); (ii) a cash fee of 4.75% of the aggregate gross proceeds to us from the sale of common stock to LPC in this offering, which will be paid by us to Wharton Capital Markets LLC as placement agent for this offering; and (iii) other estimated fees and expenses.  See “Plan of Distribution” elsewhere in this prospectus supplement.

We expect to use the net proceeds from this offering for working capital and general corporate purposes.  The Company is party to a $10,000,000 amended and restated revolving loan agreement with its Chairman, Lewis C. Pell.  The loan agreement requires, among other things, that the Company prepay part or all of the advances it has borrowed if the Company secures certain types of financing.  The Company would have been required to use a substantial portion of the proceeds from sales of common stock to LPC under the Purchase Agreement to repay advances under the loan agreement.  However, Mr. Pell has waived the application of that requirement of the loan agreement with respect to proceeds from sales of common stock to LPC under the Purchase Agreement.

The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds actually raised in this offering, and the amount of cash generated through our existing operations. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.

Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

THE TRANSACTION WITH LINCOLN PARK CAPITAL

The following is a summary of the principal terms of the Purchase Agreement with LPC and is qualified in its entirety by reference to the complete agreement, which is filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on April 27, 2012 in connection with this offering and incorporated by reference into this prospectus supplement.

General

On April 27, 2012, we entered into a Purchase Agreement with LPC which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to LPC up to $15,000,000 of our common stock (subject to increase under certain circumstances) at our discretion as described below.  As consideration for entering into the Purchase Agreement, we issued 160,000 Initial Commitment Shares of our common stock to LPC on the date of this prospectus supplement.  We may also issue to LPC up to 230,000 Additional Commitment Shares as an additional commitment fee on a pro rata basis as LPC purchases up to $15,000,000 of our stock in our discretion under the terms of the Purchase Agreement.  For example, if we elect, in our sole discretion, to require LPC to purchase $150,000 of our stock, then we would issue to LPC 2,300 Additional Commitment Shares as a additional commitment fee, which is the product of $150,000, the amount we have elected to sell, divided by $15,000,000, the total amount we can sell to LPC under the Purchase Agreement, multiplied by 230,000, the maximum number of Additional Commitment Shares. The Additional Commitment Shares will only be issued pursuant to this formula if, as and when we elect to sell our stock to LPC.  LPC may not assign or transfer its rights or obligations under the Purchase Agreement.  We will not receive any cash proceeds from our issuance to LPC of any Initial Commitment Shares or Additional Commitment Shares.  For purposes of the Purchase Agreement, each Initial Commitment Share and each Additional Commitment Share has a deemed dollar value of $1.758,  which is the average of the closing sale prices of our common stock for the 20 consecutive business days prior to March 23, 2012, the date on which we executed a term sheet with LPC for this offering.  The aggregate deemed dollar value of the 160,000 Initial Commitment Shares and the 230,000 Additional Commitment Shares is $685,620, which amount of our common stock is offered pursuant to this prospectus supplement, in addition to the $15,000,000 of common stock (subject to increase under certain circumstances) we may cause LPC to purchase pursuant to the Purchase Agreement.

The Purchase Agreement limits our sales of shares of common stock to LPC to the lesser of: (a) the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable rules of the NASDAQ Capital Market or obtaining stockholder approval under such rules, and (b) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions (such lesser number of shares is referred to as the Maximum Share Cap).  The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (currently, approximately 4,535,440 shares), as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Under applicable rules of the NASDAQ Capital Market, if we seek to issue shares in excess of approximately 9,075,422 shares, or 19.99% of the total common stock outstanding as of the date of the Purchase Agreement, we may be required to seek stockholder approval in order to comply with the NASDAQ Capital Market rules.

As of April 27, 2012, our total public float is approximately $51,651,624, based on 45,399,811 total shares of outstanding common stock as of April 26, 2012, of which 27,919,797 shares were held by non-affiliates, and a per share price of $1.85 based on the closing sale price of our common stock on February 28, 2012, which is the date with the highest closing price within the 60 days prior to April 27, 2012. During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not offered or sold any securities, including shares of our common stock, pursuant to General Instruction I.B.6 of Form S-3. Accordingly, as of the date of this prospectus supplement, we are able sell a maximum of approximately $17,217,208 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions.  If the aggregate market value of our outstanding common stock held by non-affiliates were to increase to $75,000,000 or more, the aggregate amount of common stock we have the right to sell to LPC under the Purchase Agreement would increase by an amount equal to the lesser of (i) $6,000,000 and (ii) the maximum dollar amount of common stock remaining available for offer and sale under the registration statement of which this  prospectus supplement is a part.  We are required to file with the SEC a prospectus supplement on the date the $75,000,000 threshold referred to above is reached to reflect the additional shares that we may sell to LPC under the Purchase Agreement, as well as increase of 19,181 in the Initial Commitment Shares, which we would be required to issue to LPC on that date without notice, and an increase of up to 38,771 in the Additional Commitment Shares that we may issue to LPC in connection with its purchases of additional shares of our common stock.

If all of the $15,685,620 of our common stock offered herby were issued and outstanding as of the date hereof, a total of 9,273,904 shares would be issued under the Purchase Agreement (assuming the issuance of the Initial Commitment Shares, the Initial Purchase, the Additional Commitment Shares issued pro rata and a purchase price of $1.69 per share, the most recent closing price of our common stock, for all additional Purchase Shares) and such shares would represent 16.96% of the total common stock outstanding or 24.93% of the non-affiliates shares outstanding, as adjusted, as of the date hereof.

The number of shares ultimately offered for sale by LPC is dependent upon the number of shares purchased by LPC under the Purchase Agreement.

We are filing this prospectus supplement with regard to the offering of up to $15,685,620 of shares of our common stock, which consists of (i) the 160,000 Initial Commitment Shares, (ii) 599,880 shares that LPC is purchasing as an initial purchase under the Purchase Agreement for gross proceeds of $1,000,000, or the Initial Purchase, (iii) additional shares of common stock with an aggregate offering price of up to $14,000,000 which we may sell from time to time, in our sole discretion, to LPC over the next 36 months subject to the conditions and limitations in the Purchase Agreement, and (iv) up to 230,000 shares of common stock that we may issue to LPC on a pro rata basis, as Additional Commitment Shares, as up to a total of up to $15,000,000 of common stock (including the Initial Purchase of $1,000,000) is purchased by LPC under the Purchase Agreement

Upon the filing of this prospectus supplement with the SEC, as often as every two (2) business days, over the 36-month term of the Purchase Agreement, we have the right, in our sole discretion, to direct LPC to purchase up to $150,000 worth of shares of our common stock.  We can also increase the amount of our shares of common stock to be purchased by LPC under certain circumstances, up to $1,000,000 worth of shares of our common stock if the closing sale price of our common stock equals or exceeds $5.50 on such business day.  The purchase price of the shares will be based on the market prices of our shares immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.

There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to LPC, subject to volume limitations summarized and the minimum floor price discussed below.  We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice.  LPC may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase Of Shares Under The Purchase Agreement

Under the Purchase Agreement, on any business day selected by us and as often as every two business days, subject to limitations in the Purchase Agreement, we may direct LPC to purchase up to $150,000 shares of our common stock.  The purchase price per share is equal to the lesser of:

•           the lowest sale price of our common stock on the purchase date; or

•           the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive business days prior to the date of a purchase by LPC, as such prices are reported by the NASDAQ Capital Market.

The purchase price will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute the purchase price.

We may increase the amount we may direct LPC to purchase as often as every two business days from $150,000 worth of shares of common stock, to up to $300,000 worth of shares of our common stock if the closing sale price of our common stock is at least $2.50 per share on that purchase date.  We may increase this amount up to $600,000 worth of shares of our common stock if the closing sale price of our common stock is at least $4.00 per share on that purchase date, and we may increase this amount up to $1,000,000 worth of our shares of common stock if the closing sale price of our common stock is at least $5.50 per share on that purchase date, as such prices are reported by the NASDAQ Capital Market.

Minimum Purchase Price

Under the Purchase Agreement, we have set a minimum purchase price, or floor price of $1.20.  LPC shall not have the right nor the obligation to purchase any shares of our common stock in the event that the purchase price per share (as calculated pursuant to the formula in the bullet points immediately above) would be less than the floor price.

Events of Default

The following events constitute events of default under the Purchase Agreement:

•
the effectiveness of the registration statement of which this prospectus supplement is a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or is unavailable for sale to LPC of our common stock offered hereby, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

•	suspension by the NASDAQ Capital Market (or other principal market) of our common stock from trading for a period of ten (10) consecutive business days;

•
the de-listing of our common stock from the NASDAQ Capital Market (or other principal market), provided our common stock is not immediately thereafter trading on the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, or the New York Stock Exchange AMEX;

•	the transfer agent’s failure for five (5) business days to issue to LPC shares of our common stock which LPC is entitled to under the Purchase Agreement;

•
any breach by us of our representations or warranties or covenants contained in the Purchase Agreement or any related agreements which would reasonably be expected to have a material adverse effect on us subject to a cure period of five (5) business days, if applicable;

•	any participation or involvement in insolvency or bankruptcy-related proceedings by or against us; or

•	if we reach the Maximum Share Cap (to the extent applicable under the Purchase Agreement).

LPC does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above.  In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.  During an event of default, all of which are outside the control of LPC, shares of our common stock cannot be sold by us or purchased by LPC under the terms of the Purchase Agreement.

Our Termination Rights

We have the unconditional right at any time for any reason to give notice to LPC terminating the Purchase Agreement without any cost to us.

No Short-Selling or Hedging by LPC

LPC has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

It is anticipated that shares registered in this offering will be sold to LPC over a period of up to 36 months from the date of this prospectus supplement.  The sale by LPC of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.  LPC may ultimately purchase all, some or none of the $14,000,000 additional shares of common stock offered, in addition to LPC’s Initial Purchase of $1,000,000 of shares of common stock on the date of this prospectus supplement.  After LPC has acquired such shares, it may sell all, some or none of such shares.  Therefore, sales to LPC by us under the Purchase Agreement, as well as our issuance to LPC of the Initial Commitment Shares and Additional Commitment Shares, may result in substantial dilution to the interests of other holders of our common stock.  However, we have the right to control the timing and amount of any sales of our shares to LPC, subject to our satisfaction of requirements in the Purchase Agreement.

In connection with entering into the Purchase Agreement, we authorized the sale to LPC of up to $15,000,000 of shares of our common stock (subject to increase under certain circumstances), exclusive of the 160,000 Initial Commitment Shares and up to 230,000 Additional Commitment Shares.  We have the right to terminate the Purchase Agreement without any payment or liability to LPC at any time, including in the event that all $15,000,000 of our common stock (subject to increase under certain circumstances)  is sold to LPC under the Purchase Agreement.  The number of shares ultimately offered for sale by LPC under this prospectus supplement is dependent upon the number of shares purchased by LPC under the Purchase Agreement.  The following table sets forth the amount of proceeds we would receive from LPC from the sale of shares that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase (1)(6)	Percentage of Outstanding Shares After Giving Effect to the Issuance to LPC (2)	Proceeds from the Sale of Shares to LPC Under the LPC Purchase Agreement (3)
$1.20(4)	8,845,233	16.26%	$10,422,506.40
$1.69(5)	8,910,490	16.29%	$14,678,363
$2.00	7,730,000	14.44%	$15,000,000
$4.00	3,980,000	8.00%	$15,000,000
$6.00	2,730,000	5.63%	$15,000,000

____________________
(1)  Excludes the 160,000 shares to be issued as Initial Commitment Shares and includes up to 230,000 shares to be issued as Additional Commitment Shares.

(2)  The denominator is based on 45,399,811 shares outstanding as of April 26, 2012, adjusted to include the 160,000 shares to be issued as Initial Commitment Shares and the number of shares set forth in the adjacent column which we would have sold to LPC and any related Additional Commitment Shares that would have been issued pro rata.  The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3)  Amount of proceeds excludes fees of 4.75% of the aggregate gross proceeds to us from the sale of common stock to LPC in this offering to be paid by us to Wharton Capital Markets LLC for serving as placement agent in introducing us to LPC.

(4)  Under the Purchase Agreement, we may not sell and LPC may not purchase any shares in the event the purchase price of such shares would be below $1.20.

(5)  The closing sale price of our shares on April 26, 2012.

(6)  If we seek to issue shares in excess of 9,075,422, or 19.99% of the total common stock outstanding as of the date of the Purchase Agreement, we may be required to seek stockholder approval in order to be in compliance with applicable rules of the NASDAQ Capital Market.

Information With Respect to Lincoln Park Capital Fund, LLC

As of the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned no shares of our common stock.  Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC.  Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement.  Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $15,685,620 in shares of our common stock that may be issued by us directly to LPC under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by LPC to the public.

We entered into the Purchase Agreement with LPC on April 27, 2012. In consideration for entering into the Purchase Agreement, we issued 160,000 shares of our common stock to LPC, all of which are covered by this prospectus supplement. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, LPC is irrevocably committed to purchase an aggregate of up to $15,000,000 of shares of our common stock (subject to increase under certain circumstances) over the 36-month term of the Purchase Agreement.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any business day, and as often as every two (2) business days, and at our sole discretion, we may require LPC to purchase up to $150,000 worth of shares of our common stock, provided that the purchase price per share (as calculated pursuant to the formula in the Purchase Agreement) would be at least $1.20.  We can also increase the amount of our shares of common stock to be purchased on any business day under certain circumstances up to $1,000,000 worth of shares of our common stock.

  The Purchase Agreement limits our sales of shares of common stock to LPC to the lesser of: (a) the maximum number of shares of our common stock that we may issue without breaching our obligations under applicable rules of the NASDAQ Capital Market or obtaining stockholder approval under such rules, and (b) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions (such lesser number of shares is referred to as the Maximum Share Cap).  The Purchase Agreement also prohibits us from directing LPC to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by LPC and its affiliates, would result in LPC and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder).

We may suspend the sale of shares to LPC pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us.  In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

LPC is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. LPC has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price.  Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. LPC has informed us that each such broker-dealer will receive commissions from LPC that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

In connection with the sale of our common stock to LPC pursuant to the Purchase Agreement, subject to our receipt of written confirmation that the Corporate Finance Department of the Financial Industry Regulatory Authority, Inc., or FINRA, has determined not to raise any objection with respect to the fairness or reasonableness of the compensation terms of our arrangement with Wharton Capital Markets LLC, or  Wharton, as placement agent in connection with this offering, we have agreed to pay a cash fee to Wharton, pursuant to an engagement letter dated March 12, 2012, in an amount equal to 4.75% of the aggregate gross proceeds to us from the sale of common stock to LPC in this offering. Such amounts will become due and payable to Wharton at the time that we actually receive funds from LPC pursuant to the Purchase Agreement, provided that we have received such written confirmation of no objections from FINRA.   Neither we nor LPC can presently estimate the amount of compensation that Wharton or any other any agent will receive.  We have also agreed to reimburse Wharton for its  legal fees up to $3,500.

We know of no existing arrangements between LPC and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to LPC.   We have paid to LPC $25,000 as reimbursement of its expenses in connection with entering into the Purchase Agreement, including its legal fees and due diligence expenses.

We have agreed to indemnify LPC and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

LPC represented to us that at no time prior to the date of the Purchase Agreement has LPC or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction.  LPC agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised LPC that it is required to comply with Regulation M promulgated under the Exchange Act, to the extent applicable to this offering.  With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

The transfer agent for our common stock is American Stock Transfer & Trust Company LLC.  Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is 800-937-5449.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VSCI.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by SorinRoyerCooper LLC, New York, New York.

EXPERTS

The financial statements for the year ended March 31, 2011, incorporated herein by reference, have been audited by the accounting firm of EisnerAmper LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report, given on their authority as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia, LLP had combined its practice with the practice of Eisner LLP and the combined practice operates under the name EisnerAmper LLP.

The financial statements for the year ended March 31, 2010, incorporated herein by reference, have been audited by the accounting firm of Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Vision-Sciences, Inc. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the prospectus the information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC, which contains that information.  You should read the information incorporated by reference because it is considered to be a part of this prospectus supplement, the prospectus and the registration statement of which they are a part.  Information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC,   We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-20970):

•	our Annual Report on Form 10-K for the year ended March 31, 2011, as filed with the SEC on June 2, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2011, as filed with the SEC on August 10, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, as filed with the SEC on November 7, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended December 31, 2011, as filed with the SEC on January 31, 2012;

•	our Current Report on Form 8-K with respect to Item 5.02 and Item 9.01 (only to the extent of Exhibit 10.10 and 10.11) as filed with the SEC on August 10, 2011;

•	our Current Report on Form 8-K, as filed with the SEC on October 4, 2011;

•	our Current Report on Form 8-K, as filed with the SEC on December 19, 2011;

•	our Current Report on Form 8-K, as filed with the SEC on March 14, 2012; and

•	our Current Report on Form 8-K, as filed with the SEC on April 27, 2012.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

Vision-Sciences, Inc.
Attention:  Katherine L. Wolf
Chief Financial Officer & Executive Vice President, Corporate Development
40 Ramland Road South
Orangeburg, New York 10962
Telephone No.: (845) 365-0600
Facsimile No.: (845) 365-0620

$15,685,620 in Shares of Common Stock

___________________________________________

PROSPECTUS SUPPLEMENT

___________________________________________

April 27, 2012

PROSPECTUS

$25,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may issue and sell from time to time debt securities, our common stock, preferred stock, warrants to purchase common stock (“warrants”) and/or units consisting of common stock and warrants on terms to be determined at the time of sale.  The debt securities may be convertible into common stock.  We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $25 million.

We will provide a prospectus supplement each time we issue securities, specifying the specific terms of the securities being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “VSCI.”  None of the other securities offered under this prospectus are publicly traded. On January 20, 2012, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.85 per share. As of such date, there were 44,672,345 shares of our common stock outstanding, consisting of all of our outstanding capital stock, with an aggregate value based on such price of $82.6 million and an aggregate value of common stock held by non-affiliates of $50.5 million. There have been no securities offered by us pursuant to a shelf registration statement on Form S-3 in the previous twelve months prior to the date of this prospectus.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 1.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 25, 2012.

TABLE OF CONTENTS

VISION-SCIENCES, INC.	1
RISK FACTORS	1
ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
PLAN OF DISTRIBUTION	3
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF OUR CAPITAL STOCK	12
DESCRIPTION OF OUR WARRANTS	14
DESCRIPTION OF OUR UNITS	15
LEGAL MATTERS	16
EXPERTS	16
INCORPORATION BY REFERENCE	16
WHERE YOU CAN FIND MORE INFORMATION	17

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

VISION-SCIENCES, INC.

Vision-Sciences, Inc. and its subsidiaries (the “Company” – which may be referred to as “Vision-Sciences”, “we”, “us” or “our”) designs, develops, manufactures, and markets products for endoscopy - the science of using an instrument, known as an endoscope, to provide minimally invasive access to areas not readily visible to the human eye. Our products are sold throughout the world through direct sales representatives in the United States and independent distributors for the rest of the world. With respect to our urology products, we are the exclusive supplier to the Endoscopy Division of Stryker Corporation (“Stryker”).  Our largest geographic markets are the U.S. and Europe.

Machida Incorporated (“Machida”), our wholly-owned subsidiary, designs, manufactures, and sells boroscopes to a variety of users, primarily in the aircraft engine manufacturing and aircraft engine maintenance industries.  A boroscope is an instrument that uses optical fibers for the visual inspection of narrow cavities.

We were incorporated in Delaware, and are the successor to operations originally begun in 1987. We own the registered trademarks Vision Sciences®, Slide-On®, EndoSheath®, EndoWipe® and The Vision System®.  Not all of our products are approved or cleared for sale, distribution or use.

Our principal executive offices are located at 40 Ramland Road South, Orangeburg, New York 10962. Our telephone number is (845) 365-0600. Our corporate website is www.visionsciences.com.  Through a link on the Investor Relations section of our website, we make available all of our SEC filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. All filings are available free of charge. Other than SEC filings which are expressly incorporated by reference in this document, the information contained in, or that can be accessed through our website is not part or this prospectus.

Within our medical segment we target five main areas for our fiber and video endoscopes and our EndoSheath technology:

•	ENT (ear, nose, and throat) – We manufacture ENT endoscopes for use by ENT physicians. We manufacture our TNE (trans-nasal esophagoscopy) endoscopes and also market and sell them to ENT physicians.
•
Urology – We manufacture, market, and sell our cystoscopes and EndoSheath technology to urologists and other urology-gynecology related physicians. Pursuant to our agreement dated as of September 22, 2010 with Stryker, we supply to Stryker our flexible video and fiber cystoscopes and related EndoSheath products (the “Stryker Agreement”).

•
Gastroenterology (“GI”) – We manufacture, market, and sell our TNE scopes and EndoSheath technology to GI physicians, primary care physicians, and others with a GI focus as part of their practice, in addition to bariatric surgeons.

•
Pulmonology – We manufacture, market, and sell our bronchoscope (an endoscope that allows detailed viewing of the lungs) and EndoSheath technology for bronchoscopy to pulmonologists, oncologists, thoracic surgeons, and other pulmonology-related physicians.

•	Spine – Pursuant to our agreement dated as of June 19, 2008, with SpineView, Inc. (“SpineView”), we supply to SpineView our flexible video surgical endoscope systems to use with SpineView’s products.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may, from time to time, issue and sell in one or more of our debt securities, common stock, preferred stock, warrants and/or units consisting of our common stock and warrants in one or more offerings up to an aggregate maximum offering price of $25 million (or its equivalent in foreign or composite currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to, further weakening of economic conditions that could adversely affect the level of demand for our products; our ability to satisfactorily distribute our ENT endoscopes without an arrangement with Medtronic; our ability to sell products to Stryker; Stryker's ability to successfully market and sell the products we manufacture for them; pricing pressures, including cost-containment measures which could adversely affect the price of, or demand for, our products; availability of parts on acceptable terms; our ability to design new products and the success of such new products; manufacturing defects; changes in foreign exchange markets; changes in financial markets and changes in the competitive environment and other factors referenced in “Risk Factors”.   Examples of forward-looking statements include statements about expectations about future financial results, future products and future sales of new and existing products, future expenditures, and capital resources to meet anticipated requirements. Generally, words such as “expect” “believe”, “anticipate”, “may”, “will”, “plan”, “intend”, “estimate”, “could”, and other similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on our future plans, strategies, projections and predictions and involve risks and uncertainties, and our actual results may differ significantly from those discussed in the forward-looking statements. Factors that might cause such a difference could include the availability of capital resources; the availability of third-party reimbursement; government regulation; the availability of raw material components; our ability to satisfactorily distribute our ENT endoscopes without an arrangement with Medtronic; our dependence on certain distributors and customers; our ability to effect expected sales to Stryker (and the expected margin of such sales); competition; technological difficulties; general economic conditions and other risks detailed in this prospectus or our  periodic filings we make with the SEC. While we believe the assumptions underlying such forward-looking statements are reasonable, there can be no assurance that future events or developments will not cause such statements to be inaccurate. All forward-looking statements contained in this report are qualified in their entirety by this cautionary statement. We do not undertake an obligation to update our forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including payment of expenses, working capital and repayment, in whole or in part, of outstanding indebtedness under our Amended and Restated Loan Agreement with Lewis C. Pell, the Chairman of our Board of Directors (the “Loan Agreement”) dated as of September 30, 2011, and to otherwise meet the Company’s liquidity needs.  At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures.  Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Subject to the terms of the Loan Agreement, we may borrow an aggregate of up to $10 million, of which $8.0 million (in accrued interest and principal) is outstanding as of the date of this prospectus.  Under the Loan Agreement, we are required to apply (i) 100% of the net proceeds from the sale of equity to a third-party to the amounts outstanding up to $5 million and (ii) (A) the Applicable Percentage (defined below) times (B) the amount of such proceeds in excess of $5 million, to repay outstanding amounts under the Loan Agreement.  “Applicable Percentage” means 20% upon receipt by the Company of $5 million of net proceeds beyond the initial $5 million in net proceeds. This percentage increases on a straight line basis up to 100% upon receipt of cumulative net proceeds to the Company of at least $15 million.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;
•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering.  We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

 Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the Nasdaq Capital Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The below is a summary of the general terms of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that may be offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

We may offer under this prospectus up to $25 million in aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $25 million. The debt securities may be senior debt securities, senior subordinated debt securities or subordinated debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors (the "Board") and detailed or determined in the manner provided in a Board resolution, an officers’ certificate or by a supplemental indenture.

We will set forth in a prospectus supplement relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

▪	the title of the debt securities;

▪	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

▪	any limit on the aggregate principal amount of the debt securities;

▪	the date or dates on which we will pay the principal on the debt securities;

▪
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

▪	the place or places where the principal of, premium and interest on the debt securities will be payable;

▪	the terms and conditions upon which we may redeem the debt securities;

▪	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

▪
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

▪	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

▪	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

▪	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

▪	the currency of denomination of the debt securities;

▪	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

▪
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

▪
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

▪	any provisions relating to any security provided for the debt securities;

▪	any subordination provisions relating to the debt securities;

▪
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

▪	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

▪	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

▪	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are convertible into shares of our common stock or preferred stock.  The terms, if any, on which the debt securities may be exchangeable and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will describe in the applicable prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

▪
the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

▪
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

▪	certain other conditions are met.

Events of Default

“Event of default” means, with respect to any series of debt securities, any of the following:

▪
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

▪	default in the payment of principal of or premium on any debt security of that series when due and payable;

▪	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

▪
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

▪	certain events of our bankruptcy, insolvency or reorganization; and

▪	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

▪	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

▪
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of the outstanding debt securities of each series affected by the modifications or amendments. However, we and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

▪	change the amount of debt securities whose holders must consent to an amendment or waiver;

▪	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

▪
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

▪	reduce the principal amount of discount securities payable upon acceleration of maturity;

▪
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

▪	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

▪
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

▪	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a Board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

▪
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

▪
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) that we have filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of: (i) 75,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of which 44,672,345 shares were outstanding as of January 20, 2012 and (ii) 5,000,000 shares of preferred stock, $0.01 per value per share (the “Preferred Stock”), of which no shares were outstanding as of January 20, 2012.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Cumulative voting is not permitted.  Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.   Certain amendments to our Certificate of Incorporation require a supermajority approval of 75% or 66 2/3% of the votes of common stock holders. Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the stockholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights.  Other than restrictions imposed by applicable law, there is no restriction on alienability of the securities being registered.

The issuance of  authorized but unissued shares of common stock and preferred stock could (subject to applicable law and stock market listing requirements) have an anti-takeover effect, to discourage persons from gaining control of  Vision-Sciences by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support our Board of Directors.  Vision-Sciences’ Certificate of Incorporation contains other provisions which could have an anti-takeover effect, including provisions requiring a classified Board of Directors, removal of Board members only for cause and supermajority approval by stockholders to amend certain provisions of the Certificate of Incorporation related to the Board of Directors and certain other matters.  The issuance by Vision-Sciences’ of authorized Preferred Stock could also result in the rights, powers and privileges of the Preferred Stock being more favorable than those available to holders of Common Stock or otherwise, adversely affecting Common Stock holders rights, powers and privileges.

All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

Our common stock is traded on the Nasdaq Capital Market under the symbol VSCI. On January 20, 2012, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.85 per share.

Our registrar and transfer agent for all shares of common stock is American Stock Transfer & Trust.

Preferred Stock

We have authorized 5,000,000 shares of Preferred Stock, none of which were outstanding at January 20, 2012. Our Board of Directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares (including rights to dividends, voting, conversion, redemption, anti-dilution or otherwise); and

•	the qualifications, limitations or restrictions, except as otherwise stated in our certificate of incorporation.

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power or other rights of holders of Common Stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of common stock.

DESCRIPTION OF OUR WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

As of September 30, 2011, we had 1,880,620 outstanding stock warrants with a weighted average exercise price of $1.86 per share which expire on the later of September 30, 2016 or one year after the termination of our Loan Agreement.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of common stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

LEGAL MATTERS

Certain legal matters governed by the State of Delaware with respect to the validity of the securities offered hereby will be passed upon by Cole, Schotz, Meisel, Forman & Leonard, P.A. Certain legal matters governed by the State of New York with respect to the Debt Securities and the Indenture will be passed upon by Cole, Schotz, Meisel, Forman & Leonard, P.A.

EXPERTS

The financial statements of Vision-Sciences for the year ended March 31, 2011, incorporated herein by reference, have been audited by the accounting firm of EisnerAmper LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report, given upon such firm’s authority as experts in auditing and accounting.

On August 16, 2010, Vision-Sciences was notified that Amper, Politziner & Mattia, LLP had combined its practice with that of Eisner LLP and the name of the combined practice operates under the name EisnerAmper LLP.

The financial statements of Vision-Sciences for the year ended March 31, 2010, incorporated herein by reference, have been audited by the accounting firm of Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, and are incorporated in reliance upon their report, given upon such firm’s authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus is a part and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended March 31, 2011, as filed with the SEC on June 2, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2011, as filed with the SEC on August 10, 2011;

•	our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, as filed with the SEC on November 7, 2011;

•	our Current Report on Form 8-K, as filed with the SEC on October 4, 2011;

•	our Current Report on Form 8-K, as filed with the SEC on December 19, 2011; and

•	our Current Report on Form 8-K with respect to Item 5.02 and Item 9.01 (only to the extent of Exhibit 10.10 and 10.11) as filed with the SEC on August 10, 2011.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents.  You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

Vision-Sciences, Inc.
Attention:  Katherine L. Wolf
Chief Financial Officer & Executive Vice President, Corporate Development
40 Ramland Road South
Orangeburg, New York 10962
Telephone No.: (845) 365-0600
Facsimile No.: (845) 365-0620

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.visionsciences.com.  However, information on our website will not be considered a part of this prospectus.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article SEVENTH of the Vision-Science’ Certificate of Incorporation includes such a provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, Vision-Sciences has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

VISION-SCIENCES, INC.

$25,000,000

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

PROSPECTUS

January 25, 2012

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. You must not rely on any unauthorized information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.